Registration No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       DATA SYSTEMS NETWORK CORPORATION
            (Exact name of registrant as specified in its charter)

         Michigan                                       38-2649874
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

                    34705 West Twelve Mile Road, Suite 300
                       Farmington Hills, Michigan  48331
         (Address of principal executive offices, including zip code)

                       DATA SYSTEMS NETWORK CORPORATION
                            1994 STOCK OPTION PLAN
                           (Full title of the Plan)

                              Michael W. Grieves
                    34705 West Twelve Mile Road, Suite 300
                       Farmington Hills, Michigan  48331
                                (810) 489-7117
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                  Copies to:

                                 Mark A. Metz
                              Dykema Gossett PLLC
                            400 Renaissance Center
                           Detroit, Michigan  48243
                                (313) 568-6800

                        CALCULATION OF REGISTRATION FEE


  Title of                   Proposed Maximum  Proposed Maximum   Amount of
Securities to   Amount to be      Offering         Aggregate    Registration
be Registered    Registered  Price Per Share*   Offering Price      Fee

Common Stock  200,000 shares**   $3.6875           $737,500        $254.31


* The price shown is the average of the high and low sale prices of the Common Stock on the Nasdaq Stock Market on June 5, 1996, in accordance with Rule 457(h).
** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Data Systems Network Corporation (the "Company") with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.


         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         (c) Description of the Company's Common Stock contained in the Prospectus forming a part of the Company's Registration Statement on Form S-1 (No. 33-81350) (incorporated by reference into the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 25, 1994).

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of each such document.


Item 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 561 through 571 of the Michigan Business Corporation Act set forth the conditions and limitations governing the indemnification of officers, directors and other persons.

         The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by law, and permit the Company to indemnify employees and agents, for expenses, judgments, penalties, fines and amounts paid in settlement in connection with any pending, threatened or completed action, suit or proceeding (other than by or in the right of the Company), to which any such person was made a party by reason of the fact that he or she was acting in such capacity for the Company or was serving as such for another corporation or enterprise at the Company's request, if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company or its shareholders or, in respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful.
In actions by or in the right of the Company, indemnification is limited to expenses and amounts paid in settlement. Reference is made to Article V of the Company's Articles of Incorporation, a copy of which is filed as Exhibit
3.1 to the Company's Registration Statement on Form S-1 (No. 33-81350), and to Article 11 of the Company's Bylaws, a copy of which is filed as Exhibit
3.2 to the Company's Registration Statement on Form S-1 (No. 33-81350), which provide for indemnification of directors and officers of the Company.
Article 11 of the Bylaws also authorizes the Company to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such officer, director, employee or agent against such liability under the provisions of such Article or Michigan law. The Company currently has an insurance policy covering directors and officers acting in their capacity as such.

         The Michigan Business Corporation Act permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation limit liability to the maximum extent permitted by law. The Company's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, they do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaring an unlawful dividend or distribution to shareholders; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the effective date of the pertinent article. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


Item 8.  EXHIBITS

         The following exhibits are filed with this registration statement:

         5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

         23.1    Consent of KPMG Peat Marwick LLP

         23.2    Consent of Deloitte & Touche LLP

         23.3    Consent of Dykema Gossett PLLC (contained in Exhibit 5)

         24.1    Power of Attorney of Walter J. Aspatore

         24.2    Power of Attorney of Richard R. Burkhart

         24.3    Power of Attorney of Jerry A. Dusa

         99 Data Systems Network Corporation 1994 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-1, No. 33-81350, as amended)

Item 9.  UNDERTAKINGS

         (1) Except to the extent that the information is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference into this registration statement, the undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 and
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.


         (2) The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         (3) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan on May 24, 1996.

                                          DATA SYSTEMS NETWORK CORPORATION


                                          By: /s/ Michael W. Grieves
                                              ----------------------
                                              Michael W. Grieves
                                         Its: Chairman of the Board and
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on May 24, 1996.

        Signature                    Title


/s/ Michael W. Grieves            Chairman of the Board, Chief
    ------------------------      Executive Officer and Director
    Michael W. Grieves


/s/ Julie A. Vitale-Johnston      Controller (principal financial and
    ------------------------      accounting officer)
    Julie A. Vitale-Johnston


          *                       Director
    ________________________
    Walter J. Aspatore



          *                       Director and Treasurer
  --------------------------
  Richard R. Burkhart


          *                       Director
  --------------------------
  Jerry A. Dusa


*By: /s/ Michael W. Grieves
     -----------------------
     Michael W. Grieves
     Attorney-in-Fact

                               INDEX TO EXHIBITS


Number                Description

5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Deloitte & Touche LLP

23.3     Consent of Dykema Gossett PLLC (contained in Exhibit 5)

24.1     Power of Attorney of Walter J. Aspatore

24.2     Power of Attorney of Richard R. Burkhart

24.3     Power of Attorney of Jerry A. Dusa